Exhibit 99

[INNOVO GROUP INC. LOGO]

     Dean Factor Joins Innovo Group's Board of Directors

LOS ANGELES, CA--(MARKET WIRE)--April 26, 2004 -- Innovo Group Inc. (NasdaqSC: INNO), a sales and marketing organization designing and selling branded and private label apparel and accessory products to the retail and private label markets, announced today that Dean Factor has been appointed to the Company's Board of Directors filling the vacancy created as a result of Daniel A. Page's resignation from the Board effective April 20, 2004.

On Friday, April 23, 2004, the Board of Directors appointed Dean Factor to its Board to fill the vacancy created by Mr. Page's resignation. Mr. Factor is currently a nominee for election to the Company's Board to be voted on at the Company's annual stockholder's meeting scheduled for June 3, 2004.

Mr. Factor has served as the Chairman of the Board and Chief Executive Officer of Smashbox Enterprises, which includes Smashbox Studios and Smashbox Cosmetics, since he founded the company in 1990. Prior to founding Smashbox, Mr. Factor was a financial and inventory analyst with Eldon Industries between 1987 and 1989. Prior to that, Mr. Factor worked for Drexel Burnham Lambert between 1981 and 1983. Mr. Factor received his B.S. degree in Business Administration from American University and his M.B.A. from University of Southern California.

Mr.  Page  served as a Director since August 1997  and  most recently  served on the Audit and Nominating and  Governance
Committees.   Additionally, Mr. Page  served  as  the  Chief
Operating Officer between August 1997 and April 1999.

Jay Furrow, CEO, stated: "We are excited about having Dean join the Board. I believe that he brings vision, knowledge and fashion industry experience that will lend to and enhance the guidance of our Company. Furthermore, on behalf of the Board of Directors, I want to express our gratitude to Dan Page for his years of service to the Company, both as a Director and as a former executive."

About Innovo Group Inc.
Innovo Group Inc., through its subsidiaries Innovo Inc., Innovo Azteca Apparel Inc. and Joe's Jeans, is a sales and marketing organization designing and selling craft, apparel and accessory products to the retail and premium markets. The Company's craft products include canvas and denim tote bags and aprons. The Company's accessory product line is comprised of such products as licensed and non-licensed
backpacks,   tote  bags,  waist  packs  and  handbags.   The
Company's apparel products consist of knit shirts and women's high-end denim jeans and knit shirts featuring the Joe's brand. The Company also currently produces products under license agreements and other agreements for private label and branded apparel products. More information is available at the Company web site at www.innovogroup.com. Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, including demand for its Shago(R) and Fetish(TM) products, successful implementation of its strategic plan, including its strategy to build brands, the ability to generate positive cash flow from operations and asset sales, whether the Company's investments in the quarter ended August 30, 2003, will result in tangible benefits to the Company and its stockholders, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. There can be no assurance that any financial projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group Inc.
Marc Crossman
323-725-5572